Exhibit 3.2



             Articles of Amendment changing name to Interbet, Inc.

    ARTICLES OF AMENDMENT TO THE ARTICLES OF INCORPORATION OF BIO-CHEM, INC.

Pursuant  to  the  provisions  of  NRS  ss.78.458,   the  Domestic  and  Foreign
Corporation Laws, Bio-Chem, Inc., a Nevada corporation, does hereby amend its Articles of Incorporation as follows:

1.  The  name of the  corporation  is Bio-Chem,  Inc.

2. This Amendment to the Articles of Incorporation was duly approved and adopted on June 18, 1997, by a vote of the holders of 3,200,000 shares, being a majority and sufficient for all purposes, of the issued and outstanding common stock being the only class of capital stock entitled to vote hereon, pursuant to NRS ss.78.320-2, by written consent without a meeting, pursuant to approval and recommendation of the Board of Directors.

3. Article I of the Articles of Incorporation, as originally file, be, and it hereby is, amended to change the name of the Corporation to Interbet, Inc.

4. Except as provided herein, the Articles of Incorporation of the Corporation shall be, and are, unchanged.

IN WITNESS WHEREOF, the undersigned President, with the attestation of the Secretary of the Corporations, duly authorized hereunto, have executed the with-in Articles of Amendment on June 12, 1997, and caused said Articles to be filed in the office of the Secretary of State for the State of Nevada, effective upon the filing hereof.

 (CORPORATE SEAL) BioChem, Inc.

 ATTEST:
           By:  /s/ S.T. Deck, Jr.
                S.T. Deck, Jr., President

               /s/ Michael Vishno
               Michael Vishno, Secretary

STATE OF CALIFORNIA                }
COUNTY OF Contra Costa             }  ss:

The foregoing instrument was acknowledged before me, the undersigned Notary Public, this 12 day of June, 1997, by S.T. Deck, Jr, as President of BioChem, Inc., a Nevada corporation, on behalf of the corporation. He is [X] personally known to me or [ ] produced ____________________ (e.g. driver's license) as identification and did not take an oath.

          (SEAL)
-----------------------------------

             /s/ Daniel C. Sanders

(print name) Daniel C. Sanders

Notary Public; Serial Number 1047149

Commission Expires December 14, 1998